                                                           EXHIBIT NO. EX-99.H.1

                        DIMENSIONAL INVESTMENT GROUP INC.


                            TRANSFER AGENCY AGREEMENT
                              ADDENDUM NUMBER THREE

     THIS AGREEMENT is made as of the       day of April, 2000 by and between
DIMENSIONAL INVESTMENT GROUP INC., formerly known as the "DFA U.S. Large Cap Portfolio Inc.," a Maryland corporation (the "Fund"), and PFPC INC., formerly known as "Provident Financial Processing Corporation" (the "Transfer Agent" or "PFPC").

                              W I T N E S S E T H :

     WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its securities are registered under the Securities Act of 1933, as amended; and

     WHEREAS, the Fund has retained PFPC to serve as the Fund's transfer agent, registrar and dividend disbursing agent, pursuant to a Transfer Agency Agreement dated July 12, 1991, as amended, (the "Agreement") which, as of the date hereof, is in full force and effect; and

     WHEREAS, PFPC presently provides such services to the existing series of shares of the Fund and has agreed to provide such services to eight (8) new series of the Fund, designated as U.S. 6-10 Small Company Portfolio K, U. S. Large Cap Value Portfolio K, U.S. 4-10 Value Portfolio K, U.S. Large Company Portfolio K, DFA International Value Portfolio K, Emerging Markets Portfolio K, DFA One-Year Fixed Income Portfolio K and DFA Two-Year Global Fixed Income Portfolio K which are listed on Schedule B attached hereto; and

     WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any class of shares created by the Fund after the date of the Agreement upon mutual agreement of the Fund and Transfer Agent;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties agree:

     1. The Agreement hereby is amended to provide that all those series set forth on "Schedule A, Amended and Restated April ____, 2000," which is attached hereto, shall be "Shares" under the Agreement.

     2. The fee schedules of the Transfer Agent applicable to the Shares shall be as agreed in writing, from time to time.

     3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

     4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Three to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                         DIMENSIONAL INVESTMENT GROUP INC.

                         By: __________________________
                               Catherine L. Newell
                               Vice President


                         PFPC INC.

                         By:  ___________________________
                               Joseph Gramlich
                               Senior Vice President

                                                            AMENDED AND RESTATED
                                                                   APRIL __,2000

                                   SCHEDULE B

                                    SERIES OF
                        DIMENSIONAL INVESTMENT GROUP INC.

                        DFA 6-10 INSTITUTIONAL PORTFOLIO
                        U.S. LARGE CAP VALUE PORTFOLIO II
                          U.S. 6-10 VALUE PORTFOLIO II
                      THE DFA INTERNATIONAL VALUE PORTFOLIO
                      DFA INTERNATIONAL VALUE PORTFOLIO II
                      DFA INTERNATIONAL VALUE PORTFOLIO III
                       U.S. LARGE CAP VALUE PORTFOLIO III
                   RWB/DFA U.S. HIGH BOOK TO MARKET PORTFOLIO
                RWB/DFA TWO-YEAR CORPORATE FIXED INCOME PORTFOLIO
                      RWB/DFA TWO-YEAR GOVERNMENT PORTFOLIO
                          EMERGING MARKETS PORTFOLIO II
                      DFA INTERNATIONAL VALUE PORTFOLIO IV
                 TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO II
                 TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO XI
                U.S. LARGE COMPANY INSTITUTIONAL INDEX PORTFOLIO
                   U.S. 6-10 SMALL COMPANY PORTFOLIO K (7/00)
                     U.S. LARGE CAP VALUE PORTFOLIO K (7/00)
                       U.S. 4-10 VALUE PORTFOLIO K (7/00)
                      U.S. LARGE COMPANY PORTFOLIO K (7/00)
                   DFA INTERNATIONAL VALUE PORTFOLIO K (7/00)
                       EMERGING MARKETS PORTFOLIO K (7/00)
                  DFA ONE-YEAR FIXED INCOME PORTFOLIO K (7/00)
               DFA TWO-YEAR GLOBAL FIXED INCOME PORTFOLIO K (7/00)